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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 1996 appearing on page 32 of Technology Solutions Company Annual Report on Form 10-K for the year ended May 31, 1996.

Price Waterhouse LLP

July 15, 1997
Chicago, Illinois